Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated March 5, 1999 in this Form 8-K/A of Peapod, Inc. (File No. 0-22557) on our audit of the financial statements of Beacon Home Direct, Inc., d/b/a Scotty's Home Market, for the year ended December 31, 1998. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                                         /s/ Arthur Andersen LLP

Chicago, Illinois
November 21, 2000